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                                                                     EXHIBIT 2.4




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                             DATA I/O CORPORATION


                                      and


           CHASEMELLON SHAREHOLDER SERVICES L.L.C., AS RIGHTS AGENT



                              AMENDMENT NO. 1 TO

                               RIGHTS AGREEMENT

                          DATED AS OF APRIL 4, 1998


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                              Page 19 of 23 pages
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                               AMENDMENT NO.1 TO

                               RIGHTS AGREEMENT



     THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT ("This Amendment") is made as of
                                                --------------
February 9, 1999 by and between Data I/O Corporation, a Washington corporation (the "Corporation"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey
      -----------
limited liability company (the "Rights Agent"), with respect to the following
                                ------------
facts and circumstances.

     A. The Corporation and the Rights Agent entered into a Rights Agreement dated as of April 4, 1998 (the "Rights Agreement").
                                ----------------
     B. The Corporation and the Rights Agent now wish to amend the Rights Agreement in the manner set forth below.

     C. This Amendment has been approved by the Board of Directors of the Corporation.

     D. All capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Rights Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

     1.     The definition of "Acquiring Person" set forth in Section 1.1 of
                               ----------------
the Rights Agreement is hereby amended by the deletion of the period that currently appears at the end of said Section 1.1, the replacement of such period with a semicolon and the addition of the following words after such semicolon:

     "and further provided, that none of Glen F. Ceiley ("Mr. Ceiley"), Bisco
      --------------------                                ----------
     Industries, Inc., an Illinois corporation ("Bisco"), nor the Bisco
                                                 -----
     Industries, Inc. Profit Sharing and Savings Plan (the "Plan" and,
                                                            ----
     collectively with Mr. Ceiley and Bisco, the "Bisco Parties") shall be
                                                  -------------
     treated for any purpose of this Agreement as an Acquiring Person unless and until any one or more of the Bisco Parties, individually or in the aggregate with any one or more of the other Bisco Parties, Beneficially Owns at least 20% of the then outstanding shares of Common Stock, it being expressly intended, however, that (i) each of the Bisco Parties shall be deemed an Acquiring Person in the event that any Bisco Party Beneficially Owns any other shares of Common Stock, which other shares, when aggregated with any shares of Common Stock Beneficially Owned by any of the Bisco Parties, represent 20% or more of the then outstanding Common Stock and
     (ii) the foregoing exception to the general definition of the term "Acquiring Person" set forth in this Agreement is exclusively for the benefit of the Bisco Parties and any determination regarding the status of any other Person as an Acquiring Person for any purpose of this Agreement shall be made without reference to such exception."

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                              Page 20 of 23 pages
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     2.   Except as specifically modified by this Amendment, the Rights
Agreement shall remain in full force and effect in all respects.


          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

                                         DATA I/O CORPORATION


Attest:


By:   _______________________            By:   ________________________
      David C. Bullis                          Joel S. Hatlen
      President                                Vice President of Finance and
                                               Chief Financial Officer


                                  CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


                                  By:   ___________________________
                                        Dianna Rausch
                                        Vice President

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                              Page 21 of 23 pages